EXHIBIT 5.2

May 14, 2007

Iron Mountain Canada Corporation
c/o Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts  02111

Re:          Iron Mountain Canada Corporation Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Iron Mountain Canada Corporation, a Nova Scotia unlimited liability company (the “Company”), and to Iron Mountain Incorporated (“IMI”) and its subsidiaries listed on Schedule I hereto (IMI and such subsidiaries, the “Delaware Guarantors”) and Schedule II hereto (the “Connecticut Guarantors”; and, together with the Delaware Guarantors, the “Guarantors”) in connection with the registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), proposed to be filed by the Company and the Guarantors with the Securities and Exchange Commission on or about the date hereof, and in connection therewith, you have requested our opinions set forth below.

You have provided us with a copy of the Registration Statement, which relates to the proposed issuance and exchange (the “Exchange Offer”) of up to C$175,000,000 aggregate principal amount of 7½% Senior Subordinated Notes due 2017 of the Company (the “Exchange Notes”), and the issuance by the Guarantors of guarantees (the “Guarantees”) with respect to the Exchange Notes, for an equal principal amount of 7 ½% Senior Subordinated Notes due 2017 of the Company outstanding on the date hereof (the “Outstanding Notes”; and, together with the Exchange Notes, the “Notes”).  The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of December 30, 2002, by and between Iron Mountain Incorporated and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”), as supplemented by a Sixth Supplemental Indenture thereto dated March 15, 2007 (as so supplemented, the “Indenture”).

In connection with this opinion, we have examined and relied upon copies of (i) the Registration Statement, (ii) the prospectus contained therein (the “Prospectus”), (iii) the Indenture, (iv) resolutions adopted by the Board of Directors of IMI on March 2, 2007 relating to the Notes, (v) originals or copies, identified to our satisfaction, of such records, agreements and instruments of the Delaware Guarantors, certificates of public officials and of officers of the

Delaware Guarantors, (vi) the legal opinions referenced below and (vii) such other documents and records, and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed.  In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified.

We have also assumed in connection with the opinion expressed below that: (i) the Company is an unlimited liability company duly formed and existing under and by virtue of, and in good standing with, the laws of the Province of Nova Scotia, Canada, (ii) the Company has duly authorized, executed and delivered the Indenture, (iii) the Company has duly authorized the execution and delivery of the Exchange Notes, (iii) the issuance of the Exchange Notes and the terms and conditions of the Indenture are in accordance with all applicable laws and the memorandum of association and the articles of association of the Company, (iv) each Connecticut Guarantor is validly existing under the law of the State of Connecticut and has duly authorized, executed and delivered the Indenture and the Guarantees, (v) the execution, delivery and performance by each Connecticut Guarantor of the Indenture and the Guarantees do not and will not violate the law of the State of Connecticut or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States), (vi) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified to engage in the activities contemplated by, and has the requisite organizational and legal power and authority to perform its obligations under the Indenture, (vii) the Trustee is in compliance generally with respect to acting as a trustee under the Indenture, with all applicable laws and regulations and (viii) the Indenture is the valid and binding obligation of the parties thereto, other than the Company and the Guarantors, enforceable against them in accordance with its terms.

This opinion is limited solely to the laws of the State of New York, as applied by courts located in the State of New York, the laws of The Commonwealth of Massachusetts, as applied by courts located in The Commonwealth of Massachusetts, the federal laws of the United States of America, to the extent that the same may apply to or govern such transactions, and the corporate and limited liability company laws of the State of Delaware to the extent indicated in this paragraph.  Although we are not admitted to practice before the Bar of the State of Delaware, we are generally familiar with the laws of the State of Delaware pertaining to corporate and limited liability company matters, and, to the extent that conclusions based on the laws of the State of Delaware are involved in the opinions set forth herein, we have relied in part, in rendering such opinions, upon our examination of the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act as currently in effect, including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing, and on our knowledge of interpretations of analogous laws of the State of New York.  We express no opinion as to state securities or blue sky laws.  Insofar as this opinion involves matters of Nova Scotia, Canada law we have, with your permission, relied solely on the opinion of Stewart McKelvey dated May 14, 2007, a copy of which we understand you are filing herewith as Exhibit 5.1 to the Registration Statement, and our opinion is subject to the exceptions, qualifications and limitations therein expressed.  Insofar as this opinion involves matters of Connecticut law we have, with your permission, relied solely on the opinion of Gesmer Updegrove LLP dated May 14, 2007, a copy of which we understand you are filing herewith as Exhibit 5.3 to the Registration Statement, and our opinion is subject to the exceptions, qualifications and limitations therein expressed.

Our opinions set forth below with respect to the validity or binding effect of the Exchange Notes and Guarantees are subject to (i) limitations arising under applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or injunctive or other equitable relief, and (iii) an implied duty on the part of the party seeking to enforce rights or remedies to take action and make determinations on a reasonable basis and in good faith to the extent required by applicable law.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, (i) the Exchange Notes, when they are executed by the Company, authenticated by the Trustee in accordance with the Indenture and delivered in exchange for the Outstanding Notes in accordance with the terms of the Exchange Offer, will be validly issued by the Company and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (ii) upon issuance of the Exchange Notes as described in clause (i) above, the Guarantees will have been validly issued and will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

All of the opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in the law which may hereafter occur.  This opinion is rendered solely to you in connection with the matters described above.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP

Schedule I

COMAC, INC.
IRON MOUNTAIN GLOBAL, INC.
IRON MOUNTAIN GOVERNMENT SERVICES INCORPORATED
IRON MOUNTAIN INFORMATION MANAGEMENT, INC.
IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.
MOUNTAIN REAL ESTATE ASSETS, INC.
MOUNTAIN RESERVE III, INC.
NETTLEBED ACQUISITION CORP.
TREELINE SERVICES CORPORATION
IRON MOUNTAIN GLOBAL LLC

Schedule II

IRON MOUNTAIN STATUTORY TRUST — 1998
IRON MOUNTAIN STATUTORY TRUST — 1999